EXHIBIT 99.1

Press Release

Uniroyal Global Engineered Products, Inc.

Completes commissioning of new production line adding 6.4 million yards in capacity to meet current and projected growth

SARASOTA, FL – September 2, 2015- Uniroyal Global Engineered Products, Inc. (OTCQB: UNIR) (“Uniroyal Global Engineered Products, Inc.” or the “Company”), a leading supplier of vinyl coated fabric materials for the automotive and commercial industries, announced today that it has completed the new production line at its United Kingdom facility to handle the growing demand of our European customer base. Along with other modifications at the facility, the Company has spent approximately $4.0 million on this state-of-the-art production line. The project commenced in early 2014 and recently started making first quality product after a period of thorough testing and qualification. The investment has resulted in increased capacity of 6.4 million yards per year. The facility, which has added approximately 7% to it manufacturing labor force this year, has experienced 15% growth in production year over year, and the new production line with its potential capacity should enable it to achieve its projected growth over the next three years.

Howard R. Curd, Co-Chairman and CEO of the Company, said, “When we acquired the UK facility, we planned to invest capital to improve its manufacturing capabilities, and we are excited about the completion of this phase. We expect the new production line to further advance the manufacturing efficiencies and margins of this facility.”

Commenting on the success of this facility, Mr. Curd said, “The acquisition of Wardle Storeys has proven to be an outstanding addition to the Company’s abilities in achieving its global strategy. The acquisition has confirmed our strategic vision of increasing our footprint, resulting in more diversified customer base and product capabilities.

About Uniroyal Global Engineered Products, Inc.:

Uniroyal Global Engineered Products, Inc. (OTCQB: UNIR) is a leading manufacturer of vinyl coated fabrics that are durable, stain resistant, cost-effective alternatives to leather, cloth and other synthetic fabric coverings. Uniroyal Global Engineered Products, Inc.’s revenue in 2014 was derived 63% from the automotive industry and approximately 37% from the recreational, industrial, indoor and outdoor furnishings, hospitality and health care markets.

1

Forward-Looking Statements:

Except for statements of historical fact, certain information contained in this press release constitutes forward-looking statements, including, without limitation, statements containing the words “believe,” “expect,” “anticipate,” “intend,” “expect,” “should,” “planned,” “estimated” and “potential” and words of similar import, as well as all references to the future. These forward-looking statements are based on Uniroyal Global Engineered Products, Inc.’s current expectations. The Company cautions investors that any forward-looking statements made by the Company are not guarantees of future performance and that a variety of factors could cause the Company´s actual results and experience to differ materially from the anticipated results or other expectations expressed in the Company´s forward-looking statements. The risks and uncertainties which may affect the operations, performance, development and results of the Company´s business include, but are not limited to, the following: uncertainties relating to economic conditions, uncertainties relating to customer plans and commitments, the pricing and availability of equipment, materials and inventories, technological developments, performance issues with suppliers, economic growth, delays in testing of new products, the Company’s ability to successfully integrate acquired operations, the Company’s dependence on key personnel, the Company’s ability to protect its intellectual property rights, the effectiveness of cost-reduction plans, rapid technology changes and the highly competitive environment in which the Company operates. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made.

Contacts

Corporate Contact:

Uniroyal Global Engineered Products, Inc.

Elizabeth Henson, 941-870-3950

LHenson@UniroyalGlobal.com

or

Public Relations:

TTC Group, Inc.

Vic Allgeier, 646-290-6400

vic@ttcominc.com

2